UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 27, 2018

Mercury Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Minuteman Road, Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 256-1300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Mercury Systems, Inc. (the “Company”) elected Barry R. Nearhos as a director on November 26, 2018. Mr. Nearhos was elected as a Class III Director and would stand for re-election at the Company’s 2019 Annual Meeting of Shareholders. Mr. Nearhos was appointed to the Audit Committee of the Board of Directors.

Mr. Nearhos was granted a restricted stock award upon his election pursuant to the Company’s Compensation Policy for Non-Employee Directors. Pursuant to the policy, new non-employee directors are granted equity awards in connection with their first election to the Board. This award consists of shares of restricted stock with a value equal to $225,000 divided by the average closing price of the Company’s common stock during the 30 calendar days prior December 17, 2018, the date of grant. This award vests as to 50% of the covered shares on each of the first two anniversaries of the date of grant.

Item 7.01     Regulation FD Disclosure.

The Company issued a press release on November 27, 2018 announcing the election of Barry R. Nearhos as a director. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Mercury Systems, Inc. on November 27, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 27, 2018	MERCURY SYSTEMS, INC.

	By:	/s/ Michael D. Ruppert
Michael D. Ruppert
Executive Vice President, Chief Financial Officer, and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Mercury Systems, Inc. on November 27, 2018.

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